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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 18, 2000
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                                 flightserv.com
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             (Exact name of registrant as specified in its charter)



      Delaware                        1-8662                   23-2265039
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   (State or other           (Commission File Number)       (IRS Employer
   jurisdiction of                                          Identification
   incorporation)                                           Number)


          3343 Peachtree Road, N.E., Suite 530, Atlanta, Georgia 30326
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:   (404) 869-2599
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Item 5.  Other Events

         As of January 18, 2000, flightserv.com (the "Company") entered into common stock purchase agreements (the "Purchase Agreements") with Acqua Wellington Value Fund, Ltd., a company organized under the laws of the Bahamas ("AWVF"), and Four Corners Capital, LLC, a Delaware limited liability company ("Four Corners" and, together with AWVF, the "Investors"), which provide for an equity financing package consisting of the sale of restricted common stock and warrants with total proceeds of up to $59.7 million, assuming the Investors exercise all warrants.

         Under the terms of the AWVF Purchase Agreement, AWVF agreed to purchase from the Company, for an aggregate purchase price of $10 million, (i) 1,650,709 shares of restricted common stock; (ii) warrants (the "AWVF Fixed Warrants") to purchase up to 1,155,497 shares of common stock at a purchase price equal to $6.058 per share and (iii) warrants (the "AWVF Variable Warrants") to purchase up to 2,104,654 shares of common stock at a purchase price equal to the lesser of (x) $9.772 per share or (y) 90% of the volume weighted average price of the common stock for the 5 trading days prior to the exercise of the warrants. The AWVF Fixed Warrants and 866,623 of the AWVF Variable Warrants expire 18 months after the date of issuance. The remaining AWVF Variable Warrants expire 5 years after the date of issuance. Pursuant to the AWVF Purchase Agreement, the AWVF transaction is to be completed in two equal tranches. The first tranche for $5 million closed simultaneously with the execution of the AWVF Purchase Agreement and the second tranche is to close no later than February 29, 2000.

         Under the terms of the Four Corners Purchase Agreement, Four Corners agreed to purchase from the Company, for an aggregate purchase price of $1 million, (i) 165,070 shares of restricted common stock, (ii) warrants (the "Four Corners Fixed Warrants") to purchase up to 1,485,638 shares of common stock at an exercise price of $6.058 per share and (iii) warrants (the "Four Corners Variable Warrants") to purchase up to 1,238,030 shares of common stock at a per share exercise price equal to the lesser of (x) $9.772 or (y) 90% of the volume weighted average price of the common stock for the 5 trading days prior to the date of the exercise of the warrants. The Four Corners Fixed Warrants and 1,114,228 of the Four Corners Variable Warrants expire 18 months after the date of issuance. The remaining Four Corners Variable Warrants expire 5 years after the date of issuance. The exercise of the Four Corners Fixed Warrants and the Four Corners Variable Warrants are limited to 660,976 shares and 495,732 shares, respectively, unless and until the exercise of such warrants is approved by the Company's stockholders.

         In addition, the Company, AWVF and Four Corners entered into a Registration Rights Agreement pursuant to which the Company provided certain registration rights to AWVF and Four Corners with respect to both the restricted common stock and the shares underlying the warrants issued to the Investors under the Purchase Agreements as well as shares and shares underlying certain options and warrants previously issued to Four Corners (collectively, the "Registrable Securities"). Under
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the terms of the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to file a registration statement with respect to the resale of the Registrable Securities by March 18, 2000. In the event that the registration statement does not become effective within 120 days of January 18, 2000, the exercise price for the AVWF Variable Warrants and the Four Corners Variable Warrants will be reduced by 10% and by an additional 10% for each 30 day period thereafter until the registration statement is declared effective.

         Copies of the Purchase Agreements (which include the forms of warrants) and the Registration Rights Agreement are filed herewith as exhibits and are incorporated herein by reference.

         On January 24, 2000, the Company issued a press release announcing the equity financing, a copy of which is filed as an exhibit hereto and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)      Exhibits.
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         2.1      Common Stock Purchase Agreement dated as of January 18, 2000 between flightserv.com and Acqua Wellington Value Fund, Ltd.

         2.2 Common Stock Purchase Agreement dated as of January 18, 2000 between flightserv.com and Four Corners Capital, LLC

         4.1 Registration Rights Agreement dated as of January 18, 2000 between flightserv.com and Acqua Wellington Value Fund, Ltd. and Four Corners Capital, LLC

         99.1     Press Release dated January 24, 2000

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    FLIGHTSERV.COM



                                    By: /s/ William L. Wortman
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                                       Vice President & Chief Financial Officer

Dated: January 27, 2000